Exhibit 10.7

Cue Health Inc.
RESTRICTED STOCK UNIT AGREEMENT

Cue Health Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2021 Stock Incentive Plan.  The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:

Subject to the vesting acceleration provided pursuant to Section 2 below, all vesting is dependent on the Participant’s continued service as a director, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Cue Health Inc.

Signature of Participant

By:
Street Address		Name of Officer
Title:

City/State/Zip Code

Cue Health Inc.

Restricted Stock Unit Agreement
Incorporated Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.          Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2021 Stock Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”).  Each RSU represents the right to receive one share of common stock, $0.00001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.          Vesting.

The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon the vesting of the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock.  The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

In the event of a Change in Control (as defined below), the vesting of the RSUs shall be accelerated in full and become immediately non-forfeitable as of immediately prior to the consummation of the Change in Control.

For purposes of this Agreement, “Change in Control” means any of the following events provided that such event or transaction constitutes a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid a violation of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”):

(a)          the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (c) of this definition; or

(b)          a change in the composition of the Board of Directors of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c)          the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or other transaction or series of related transactions involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d)          the liquidation or dissolution of the Company.

3.          Forfeiture of Unvested RSUs Upon Cessation of Service.

In the event that the Participant ceases to be a director of the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation.  The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.

4.          Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.          Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.          Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.          Tax Matters.

(a)          Acknowledgments; No Section 83(b) Election.  The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs.  The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to RSUs.

(b)          Withholding.  The Participant acknowledges and agrees that, to the extent the Company is required to withhold any taxes in connection with the vesting of the RSUs, the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs.  The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.          Miscellaneous.

(a)          No Right to Continued Service.  The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of a continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company.

(b)          Section 409A.  The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”).  The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.  Notwithstanding the foregoing, the Company shall have no liability to the Participant nor to any other person if the RSUs awarded pursuant to this Agreement are not exempt from, or compliant with, Section 409A.

(c)          Participant’s Acknowledgments.  The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and conditions of this Agreement; (iv) is agreeing, in accepting this award, to be bound by any clawback policy that the Company has in place or may adopt in the future; and (iv) is fully aware of the legal and binding effect of this Agreement.

(d)          Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.